UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 21, 2006 (December 19, 2006)

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in Its

Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 19, 2006, the Board of Directors of Barnes & Noble, Inc. (the “Company”) approved non-substantive amendments to the Company’s 2004 Incentive Plan and Amended and Restated 1996 Incentive Plan (collectively, the “Plans”). These amendments clarify that anti-dilution adjustments to equity awards under these plans are required and not discretionary actions of the Company. The purpose of these amendments is to ensure that customary anti-dilution adjustments to equity awards resulting from certain corporate transactions such as a stock split or a stock dividend do not result in the modification of an equity award for purposes of Statement of Financial Accounting Standards No. 123R, “Share-Based Payments.” If this anti-dilution adjustment were characterized as a modification of an equity award, the Company could be required to record incremental compensation expense. The amendments are designed to remove the potential for these types of corporate transactions to be characterized as modifications of equity awards. Copies of the amendments to the Plans are attached as Exhibits 10.1 and 10.2 to this report.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description of Exhibit

10.1	Amendment to the 2004 Incentive Plan
10.2	Amendment to the Amended and Restated 1996 Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

	By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer

Date: December 21, 2006

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment to the 2004 Incentive Plan
10.2	Amendment to the Amended and Restated 1996 Incentive Plan

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